SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. 1)



Filed by the Registrant    [X]

Filed by Party other than the Registrant    [  ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ]     Definitive Proxy Statement
[X]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12


                               CEL-SCI CORPORATION
                     ---------------- ---------------------
                (Name of Registrant as Specified In Its Charter)

                    William T. Hart - Attorney for Registrant
             --------- -------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)   Title of each class of securities to which transaction applies:

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    2)   Aggregate number of securities to which transaction applies:

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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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    4)   Proposed maximum aggregate value of transaction:

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[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid:

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    2)   Form, Schedule or Registration No.:

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    3)   Filing Party:

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    4)   Date Filed:

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                               CEL-SCI CORPORATION
                         8229 Boone Boulevard, Suite 802
                                Vienna, VA 22182
                                 (703) 506-9460

                     NOTICE OF ADJOURNMENT OF ANNUAL MEETING
                      TO BE RECONVENED ON MAY 19, 2000, AND
                        SETTLEMENT OF PENDING LITIGATION

To the Shareholders:

       Notice is hereby given that the annual meeting of the shareholders of CEL-SCI Corporation (the "Company") will reconvene on May 19, 2000, at 10:00 A.M., (the "2000 Meeting") at the Tyson's Corner Marriott, 8028 Leesburg Pike, Vienna, Virginia 22182. That meeting, convened as scheduled on March 17, 2000, was immediately adjourned pending the preparation and mailing of supplemental materials describing the recent settlement of litigation brought against the Company and its directors by F. Donald Hudson and Mark Soresi, who served as directors of CEL-SCI prior to the meeting of shareholders on April 12, 1999 (the "1999 Meeting").

       As previously reported more fully in the Company's Proxy Statement dated February 28, 2000, Messrs. Hudson and Soresi filed a complaint alleging that the proxy statement filed in connection with the 1999 Meeting was false and misleading in certain respects and that the 1999 Meeting was improperly called and conducted. Their complaint also asserted derivative claims on the Company's behalf for certain allegedly "self dealing" transactions between the Company and its officers. Plaintiffs asked the Court to declare the election of directors at the April 12, 1999 shareholders' meeting to be void, to order a new election of directors, to award unspecified damages against the individual defendants named in the complaint, and for other relief. The Company disputes plaintiffs' accusations and has agreed to settle this action on the terms described below only to avoid the costs and uncertainties associated with further litigation.

       After the Proxy Statement and other materials for the 2000 Meeting were disseminated, the Court accelerated the trial on the merits of plaintiffs' claims respecting the 1999 Meeting. That trial commenced on March 15, 2000, and did not encompass the derivative claims plaintiffs attempted to pursue on CEL-SCI's behalf.

       After a half-day of testimony, the parties negotiated a settlement of plaintiffs' direct claims which provides for, among other things, the expansion of the Board of Directors to five directors, the appointment of plaintiff Hudson as the Company's fifth director (and third non-employee director), in exchange for the dismissal of the direct claims with prejudice. In addition, the parties agreed to the dismissal without prejudice of the plaintiffs' derivative claims on CEL-SCI's behalf so that a special litigation committee of CEL-SCI's Board of Directors, consisting of the three non-employee directors, including plaintiff Donald Hudson, can investigate the claims and make a recommendation about whether they should be pursued in the future. The special litigation committee may choose to retain the services of independent counsel at the Company's expense in connection with their investigation. The dismissal of the derivative claims without prejudice is subject to the Court's review and approval, as described more fully below.

       In addition to releases of the individual claims, the principal terms of the settlement are as follows:

|X| Immediately after the 2000 Meeting is concluded, CEL-SCI's Board of Directors will be expanded to add a fifth directorship, and Mr. Hudson will be appointed as the fifth director. Mr. Soresi will not be rejoining the Board.

|X| Mr. Hudson will confer with director Alexander G. Esterhazy to satisfy himself that Mr. Esterhazy is in fact an independent director. If Hudson is so satisfied, the size of the Board will remain at five directors. If Hudson is not so satisfied, the Board will be expanded to add a sixth directorship. The sixth director shall be selected by directors Hudson and John M. Jacquemin, subject to approval by the full board. To the extent that a sixth directorship becomes necessary, that director shall serve for a term of one year, at the expiration of which the board shall revert to five directors, unless prior to that time a majority of the Board votes to extend the term of the sixth directorship.


|X| All of Hudson's stock options existing as of April 11, 1999 shall be restored. In addition, Hudson shall receive options to purchase 20,000 shares of CEL-SCI stock (i.e., the options he would have received had he remained on the Board from April 12, 1999 to the present) at the closing price of the stock on the date of issuance, which shall be the date he is appointed to the Board. Hudson shall receive his normal compensation as a director of the Company.

|X| The stock options of Mr. Soresi to purchase 20,000 shares of CEL-SCI stock existing as of April 11, 1999 shall be restored and vested, effective as of March 15, 2000. In addition, the Company shall issue to Soresi 10,000 shares of common stock in lieu of stock options he would have received had he remained on the Board from April 12, 1999 to the present. While that stock is currently unregistered and subject to restrictions on its sale, the Company is taking steps to have it registered as part of another registration so that Mr. Soresi may sell it without restriction. If the closing price of the stock on the effective date of the registration is greater than the closing price on March 22, 2000, Mr. Soresi will pay CEL-SCI the difference. If the closing price upon registration is less than the closing price on March 22, 2000, CEL-SCI will pay Mr. Soresi the difference.

|X| The plaintiffs and the defendants shall execute mutual releases of claims arising out of the subject matter of the Action. In addition, the Company shall indemnify Soresi and his successors for any claims made against Soresi arising out of, or relating to, his relationship to the Company as a director, any alleged duty of Soresi to the Company or its shareholders, and any action or omission of Soresi in the performance of any duty he has or had, or is alleged to have or have had, to the Company or its shareholders or former shareholders. Soresi has represented that, as of March 15, 2000, he had no knowledge of any basis for the assertion of such claims by any person or entity. Mr. Soresi's indemnification rights may be narrowed if the Court does not approve the dismissal without prejudice of the derivative claims.

|X| The parties agreed to negotiate in good faith a resolution of plaintiffs' claim for attorneys' fees and costs payable by CEL-SCI. In the absence of an agreed resolution, the plaintiffs will apply to the Court for an award of attorneys' fees and costs incurred in prosecuting the Action to be paid by the Company.

      The parties have further agreed to the Dismissal Without Prejudice of the derivative claims on the following terms:

            The Company shall establish a special litigation committee, consisting of directors Hudson, Jacquemin and Esterhazy (the "Special Litigation Committee"), to investigate the derivative claims asserted in Count III of the Complaint. Such committee may choose to retain the services of independent counsel at the
            Company's expense. Upon completion of the investigation, the committee shall set forth its findings and recommendations with respect to the claims to the full Board, which shall take such action as appropriate, including determining that no action is warranted.

Plaintiffs and plaintiffs' counsel have determined that the Dismissal Without Prejudice of the derivative claims is reasonable and appropriate at this stage of the litigation, in light of the expansion of the Board of Directors to include a fifth, non-employee director pursuant to the settlement of the direct claims, and the creation of a special litigation committee which includes the fifth director.

      Even though the derivative claims will be dismissed without prejudice to the right of the Company or its shareholders to assert those claims in the future, the Federal Rules of Civil Procedure require the Court's approval of the dismissal of such claims after notice to the Company's stockholders. To that end, a hearing shall be held on May 26, 2000, at 2:00 p.m. in the United States District Court for the Eastern District of Virginia, Alexandria Division, Courtroom 9, 401 Courthouse Square, Alexandria, Virginia 22314 (the "Hearing")
(i) to determine whether the derivative claims on behalf of CEL-SCI should be dismissed without prejudice so that they can be investigated by the Special Litigation Committee; and (ii) to hear and determine any objections to the Dismissal Without Prejudice. At the Hearing, plaintiffs' counsel may apply for an award of attorneys' fees and expenses, which application shall be heard by the Court at the Hearing or at such time thereafter as the Court in its discretion deems appropriate.

      Any stockholder who objects to the Dismissal Without Prejudice, and/or the application for attorneys' fees and expenses, or who otherwise wishes to be heard, may appear in person or by his attorney at the Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no person other than the named plaintiffs, defendants and their respective counsel in this Action shall be heard and no papers, briefs, pleadings or other documents submitted by any such person shall be received or considered by the Court (unless the Court in its discretion shall otherwise direct, upon application of such person and for good cause shown), unless no later than May 16, 2000, (i) a written notice of the intention to appear, (ii) a detailed settlement of such person's specific objections to any matter before the Court, and (iii) all of the grounds therefore or the reasons why such person desires to appear and to be heard, as well as all documents and writings which such person desires the Court to consider, shall be filed by such person with the Clerk of the Court and, on or before such filing, shall be served by hand or first class mail, postage prepaid, upon the following counsel of record:

            Gregory E. Keller, Esq.             Albert W. Turnbull, Esq.
            HARNES KELLER LLP                   HOGAN & HARTSON, L.L.P.
            International Plaza                 Columbia Square
            750 Lexington Avenue                555 Thirteenth Street, N.W.
            New York, NY  10022                 Washington, D.C.  20004-1109
            Attorneys for Plaintiffs            Attorneys for Defendants

Any person who fails to object in the manner prescribed above shall be deemed to have waived such objection and shall be forever barred from raising such objection in this or any other action or proceeding.

      This Notice does not purport to be a comprehensive description of the Action, the allegations or transactions related thereto, the terms of the Settlement, the Stipulation, or the Hearing. For a more detailed statement of matters involved in this litigation, reference is made to the pleadings, the Stipulation, the Orders entered by the Court and other papers filed in the litigation, which may be inspected at the Office of the Clerk of the United States District Court for the Eastern District of Virginia, Alexandria, Virginia, 401 Courthouse Square, Alexandria, Virginia during regular business hours of each business day. DO NOT WRITE OR TELEPHONE THE COURT.

      As indicated above, the Company's Annual Meeting of Stockholders will reconvene on May 19, 2000. If you have previously voted and do not desire to change your vote, you do not need to execute a new proxy card. If you have not yet voted please complete and return the proxy card that was supplied to you with the proxy materials for Annual Meeting. If you have voted and wish to change your vote, or if you have lost or misplaced your proxy card, please contact Patricia B. Prichep at CEL-SCI Corporation, telephone number (703) 506-9460, to get a new proxy card.

                      NOTICE TO PERSONS OR ENTITIES HOLDING
                      RECORD OWNERSHIP ON BEHALF OF OTHERS

      Brokerage firms, banks, and other persons or entities who are stockholders of CEL-SCI in their capacities as record owners, but not as beneficial owners, are requested to send this Notice promptly to beneficial owners. Additional copies of this Notice for transmittal to beneficial owners are available on request directed to CEL-SCI Corporation. Attention: Patricia B. Prichep, 8229 Boone Boulevard, Suite 802, Vienna VA 22182 (703-506-9640).